UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 4, 2019 (September 3, 2019)

KemPharm, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36913	20-5894398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Celebration Boulevard, Suite 103, Celebration, FL	34747
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (321) 939-3416

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	KMPH	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

Exchange Agreement and Fifth Amendment to Facility Agreement

On September 3, 2019, KemPharm, Inc., a Delaware corporation (the “Company”), entered into an September 2019 Exchange Agreement and Amendment to Facility Agreement (the “Exchange Agreement”) with Deerfield Private Design Fund III, L.P. and Deerfield Special Situations Fund, L.P. (the “Holders”). Under the Exchange Agreement, the Company is issuing an aggregate of 1,499,894 shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), and an aggregate of 1,576 shares of the Company’s Series B-1 Convertible Preferred Stock, par value $0.0001 per share (the “Series B-1 Preferred Stock”) (such shares of Common Stock and Series B-1 Preferred Stock, the “Initial Exchange Shares”), in exchange for the cancellation of an aggregate of $3,000,000 principal amount of the Company’s 5.50% Senior Convertible Notes due 2021 (the “Convertible Notes”). The Exchange Agreement provides the Holders the option to exchange up to an additional aggregate of $27,000,000 principal amount of the Convertible Notes (the “Optional Exchange Principal Amount”) for shares of Common Stock or shares of the Company’s Series B-2 Convertible Preferred Stock, par value $0.0001 per share (the “Series B-2 Preferred Stock” and, together with the Series B-1 Preferred Stock, the “Series B Preferred Stock”), subject to the terms and conditions set forth in the Exchange Agreement, including limits as to the principal amount that can be exchanged prior to specified dates therein. If the Holders choose to exchange any portion of the Optional Exchange Principal Amount for shares of Series B-2 Preferred Stock, such exchange will be effected at an exchange price of $1,000 per share. If the Holders choose to exchange any portion of the Optional Exchange Principal Amount for shares of Common Stock, such exchange will be effected at an exchange price equal to the greater of (i) $0.9494, which represents the last sale price of the Common Stock on the Nasdaq Global Market on September 3, 2019, or (ii) the average of the volume-weighted average price of the Common Stock on the Nasdaq Global Market on each of the 15 trading days immediately preceding such exchange.

The Exchange Agreement also amends that certain Facility Agreement dated as of June 2, 2014, as amended (the “Facility Agreement”), by and between the Company and Deerfield Private Design Fund III, L.P, in order to (i) to reduce the interest rate applicable under the Facility Agreement from 9.75% to 6.75%, (ii) to provide for “payment in kind” of interest on the Loans (as defined in the Facility Agreement), and (iii) to defer the Loan payments due on September 4, 2019 pursuant to the Facility Agreement until June 1, 2020.

The Exchange Agreement contains customary representations, warranties and covenants made by the Company and the Holders. The Exchange Agreement also requires the Company to reimburse the Holders for up to $150,000 of expenses relating to the transactions contemplated by the Exchange Agreement.

The Initial Exchange Shares shall be issued on September 4, 2019.

The foregoing description of the Exchange Agreement is a summary and is qualified in its entirety by Exhibit 10.1 attached hereto, which is incorporated by reference into this Item 1.01.

The terms of the Series B-1 Preferred Stock and the Series B-2 Preferred Stock are described in Item 5.03 of this filing. The information provided in Item 5.03 with respect to the Series B-1 Certificate of Designation and the Series B-2 Certificate of Designation (each as defined below) is hereby incorporated by reference into this Item 1.01.

License Agreement

On September 3, 2019, the Company entered into a Collaboration and License Agreement (the “License Agreement”) with an affiliate of Gurnet Point Capital (such affiliate, “Licensee”). Under the License Agreement, the Company is granting to Licensee an exclusive license to develop, manufacture and commercialize the Company’s product candidates containing serdexmethylphenidate and d-methylphenidate, including KP415, KP484, and, at the option of Licensee, KP879, KP922 or any other product candidate developed by the Company containing serdexmethylphenidate and developed to treat Attention deficit hyperactivity disorder or any other central nervous system disorder (the “Additional Product Candidates” and, collectively with KP415 and KP484, the “Licensed Product Candidates”). The License Agreement contains customary representations, warranties and covenants made by the Company and Licensee. Under the terms of the License Agreement, the Company has granted Licensee an exclusive, worldwide license to commercialize and develop the Licensed Product Candidates; provided that such license shall apply to an Additional Product Candidates only if Licensee exercises its option under the License Agreement related thereto. If Licensee exercise its option related to any Additional Product Candidate under the License Agreement, the parties are obligated to negotiate in good faith regarding the economic terms of such Additional Product Candidate. The Company has also granted to Licensee a right of first refusal to acquire, license or commercialize any Additional Product Candidate, with such right of first refusal expiring upon the acceptance of a new drug application for such Additional Product Candidate. The Company has also granted Licensee a right of first negotiation and a right of first refusal, subject to specified exceptions, for any assignment of the Company’s rights under the License Agreement.

Pursuant to the License Agreement, Licensee has agreed to pay the Company an upfront payment of $10,000,000 and up to $63,000,000 in milestone payments upon the occurrence of specified regulatory milestones related to the KP415 and KP484. In addition, Licensee has agreed to make additional payments upon the achievement of specified U.S. sales milestones of up to $420,000,000 in the aggregate, depending, among other things, on timing of approval for a new drug applicable for KP415 and its final approved label, if any. Further, Licensee will pay the Company quarterly, tiered royalty payments ranging from a percentage in the high single digits to the mid-twenties of Net Sales (as defined in the License Agreement) in the United States and a percentage in the low to mid-single digits of Net Sales in each country outside the United States, in each case subject to specified reductions under certain conditions as described in the License Agreement. Licensee is obligated to make such royalty payments on a product-by-product basis until expiration of the Royalty Term (as defined in the License Agreement) for the applicable product.

Licensee has agreed to be responsible and reimburse the Company for all of development, commercialization and regulatory expenses for the Licensed Product Candidates, subject to certain limitations as set forth in the License Agreement.

The License Agreement will continue on a product-by-product basis (i) until expiration of the Royalty Term for the applicable Licensed Product Candidate in the United States and (ii) perpetually for all other countries. Licensee may terminate the License Agreement at its convenience upon prior written notice prior to regulatory approval of any Licensed Product Candidate or upon prior written notice after regulatory approval of any Licensed Product Candidate. The Company may terminate the License Agreement in full if Licensee, any of its sublicensees or any of its or their affiliates challenge the validity of any Licensed Patent (as defined in the License Agreement) and such challenge is not required under a court order or subpoena and is not a defense against a claim, action or proceeding asserted by the Company. Either party may terminate the License Agreement (i) upon a material breach of the License Agreement by the other party, subject to a cure period, or (ii) if the other party encounters bankruptcy or insolvency. Upon a Serious Material Breach (as defined in the License Agreement) by the Company, subject to a cure period, Licensee may choose not to terminate the License Agreement and instead reduce the milestone and royalty payments owed to the Company. Upon termination, all licenses and other rights granted by the Company to Licensee pursuant to the License Agreement would revert to the Company. During the term of the License Agreement, the Company may not develop or commercialize any Competing Product (as defined in the License Agreement).

The License Agreement also establishes a joint steering committee, which will monitor progress in the development of the KP415 and KP484. Subject to the oversight of the joint steering committee, the Company otherwise retains all responsibility for the conduct of all regulatory activities required to obtain new drug application approval of KP415 and KP484; provided that Licensee shall be the sponsor of any clinical trials conducted by the Company on behalf of Licensee.

The foregoing description of the License Agreement is a summary and is qualified in its entirety by Exhibit 10.2 attached hereto, which is incorporated by reference into this Item 1.01.

In accordance with the terms of the Company’s March 20, 2012 Termination Agreement with Aquestive Therapeutics (formerly known as MonoSol Rx, LLC), Aquestive Therapeutics has the right to receive an amount equal to a percentage in the low double digits of any royalty or milestone payments made to the Company related to KP415, KP484 or KP879 under the License Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Exchange Agreement and below in Item 5.03 related to the Series B-1 Preferred Stock is hereby incorporated by reference into this Item 3.02.

The Initial Exchange Shares were, and any shares of Series B-2 Preferred Stock or Common Stock issued upon exchange of any portion of the Optional Exchange Principal Amount and any shares of Common Stock issuable upon conversion of any shares of Series B-1 Preferred Stock or Series B-2 Preferred Stock will be, issued in reliance on the exemption from registration provided in Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 3.03. Material Modifications to Rights of Security Holders.

The information contained above in Item 1.01 related to the Exchange Agreement and below in Item 5.03 related to the Series B Preferred Stock is hereby incorporated by reference into this Item 3.03.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designation of Preferences, Rights and Limitations of the Series B-1 Convertible Preferred Stock and the Series B-2 Convertible Preferred Stock

On September 3, 2019, as a condition to closing of the Exchange Agreement, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series B-1 Convertible Preferred Stock (the “Series B-1 Certificate of Designation”) and a Certificate of Designation of Preferences, Rights and Limitations of Series B-2 Convertible Preferred Stock (the “Series B-2 Certificate of Designation”) with the Secretary of State of the State Delaware, setting forth the preferences, rights and limitations of the Series B-1 Preferred Stock and the Series B-2 Preferred Stock, respectively. The Series B-1 Certificate of Designation and the Series B-2 Certificate of Designation are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Each share of Series B-1 Preferred Stock has an aggregate stated value of $1,000 and is convertible into shares of Common Stock at a per share price equal to $0.9494 per share (subject to adjustment to reflect stock splits and similar events). There are an aggregate of 1,659,996 shares of Common Stock issuable upon conversion of the Series B-1 Preferred Stock (without giving effect to the limitation on conversion described below). Each share of Series B-2 Preferred Stock has an aggregate stated value of $1,000 and is convertible into shares of Common Stock at a per share price equal to the greater of (i) $0.9494 (subject to adjustment to reflect stock splits and similar events), or (ii) the average of the volume-weighted average prices of the Common Stock on the Nasdaq Global Market on each of the 15 trading days immediately preceding such exchange. There are an aggregate of 28,439,015 shares of Common Stock issuable upon conversion of the Series B-2 Preferred Stock (without giving effect to the limitation on conversion described below), assuming a conversion date of September 3, 2019.

The Series B Preferred Stock is convertible at any time at the option of the Holders; provided that the Holders are prohibited from converting shares of Series B Preferred Stock into shares of Common Stock if, as a result of such conversion, such Holders (together with certain affiliates and “group” members of such Holders) would beneficially own more than 4.985% of the total number of shares of Common Stock then issued and outstanding. The Series B Preferred Stock is not redeemable. In the event of the Company’s liquidation, dissolution or winding up, the Holders will receive an amount equal to $0.0001 per share, plus any declared but unpaid dividends, and thereafter will share ratably in any distribution of the Company’s assets with holders of Common Stock and with the holders of any shares of any other class or series of capital stock of the Company entitled to share in such remaining assets of the Company (including the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”)) on an as-converted basis. With respect to rights upon liquidation, the Series B Preferred Stock ranks senior to the Common Stock, on parity with the Series A Preferred Stock and junior to existing and future indebtedness. Except as otherwise required by law (or with respect to approval of certain actions involving the Company’s organizational documents that materially and adversely affect the holders of Series B Preferred Stock), the Series B Preferred Stock does not have voting rights. The Series B Preferred Stock is not subject to any price-based anti-dilution protections and does not provide for any accruing dividends, but provides that holders of Series B Preferred Stock will participate in any dividends on the Common Stock on an as-converted basis (without giving effect to the limitation on conversion described above). The Series B-1 Certificate of Designation and the Series B-2 Certificate of Designation also provide for partial liquidated damages in the event that the Company fails to timely convert shares of Series B-1 Preferred Stock or Series B-2 Preferred Stock, respectively, into Common Stock in accordance with the applicable Certificate of Designation.

The foregoing description of the Series B-1 Certificate of Designation, the Series B-2 Certificate of Designation and the Series B Preferred Stock is a summary and is qualified in its entirety by Exhibits 3.1 and 3.2 attached hereto, which are incorporated by reference into this Item 5.03.

Item 7.01 Regulation FD Disclosure.

On September 4, 2019, the Company issued a press release to announce the transactions described in this Current Report on Form 8-K, as well as information regarding a conference call and live audio webcast with a slide presentation related thereto. A copy of the press release and presentation are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

The information contained in this Item 7.01, and the press release and presentation furnished as Exhibits 99.1 and 99.2, respectively, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act and are not incorporated by reference into any of the Company’s filings under the Securities Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Forward Looking Statements

This Current Report on Form 8-K, including the press release and presentation incorporated herein by reference, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including, without limitation, statements about the any payments the Company may receive under the License Agreement, the potential conversion of any future principal amounts of the Convertible Notes under the Exchange Agreement, the Company’s expectations regarding its future financial position and operations and other statements containing the words “expect,” “intend,” “may,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, uncertainties inherent in the initiation of future clinical trials and such other factors as are set forth in the risk factors detailed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019. In addition, the forward-looking statements included in this Form 8-K,including the press release incorporated herein by reference, represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

3.1	KemPharm, Inc. Certificate of Designation of Preferences, Rights and Limitations of Series B-1 Convertible Preferred Stock.

3.2	KemPharm, Inc. Certificate of Designation of Preferences, Rights and Limitations of Series B-2 Convertible Preferred Stock.

10.1	September 2019 Exchange Agreement and Amendment to Facility Agreement, dated as of September 3, 2019, by and among KemPharm, Inc., Deerfield Private Design Fund III, L.P. and Deerfield Special Situations Fund, L.P.

10.2#	Collaboration and License Agreement, dated as of September 3, 2019, by and between KemPharm, Inc. and Boston Pharmaceuticals Holdings SA.

99.1	Press Release, dated September 4, 2019.

99.2	Management Presentation, dated September 4, 2019.

# Portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that (i) the omitted information is not material and (ii) the omitted information would likely cause competitive harm to the registrant if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEMPHARM, INC.

	By:	/s/ R. LaDuane Clifton
Date: September 4, 2019		R. LaDuane Clifton, CPA Chief Financial Officer, Secretary and Treasurer